UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 30, 2010
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2010, Harris Corporation (the “Company” or “Harris”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated on behalf of themselves and the several underwriters named therein including CitiGroup Global Markets Inc., HSBC Securities (USA) Inc. and SunTrust Robinson Humphrey, Inc. (collectively, the “Underwriters”) with respect to the offer and sale by the Company of $400,000,000 aggregate principal amount of the Company’s 4.40% Notes due 2020 (the “2020 Notes”) and of $300,000,000 aggregate principal amount of the Company’s 6.15% Notes due 2040 (the “2040 Notes,” and together with the 2020 Notes, the “Notes”). The Notes were offered and sold under the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-159688) filed with the Securities and Exchange Commission on June 3, 2009 (the “Registration Statement”). The issuance and sale of the Notes closed on December 3, 2010. The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and expenses were approximately $689.7 million. The Company will use the net proceeds from the sale of the Notes for: payment of all or a portion of the purchase price for its previously announced pending acquisition of the assets of the Global Connectivity Services business of the Schlumberger group from Schlumberger B.V. (if such acquisition is consummated); repayment of a portion of the outstanding indebtedness under the Company’s commercial paper program incurred primarily in connection with the Company’s acquisition of CapRock Holdings, Inc. and its subsidiaries, including CapRock Communications, Inc. (collectively, “CapRock”); and general corporate purposes.
The Notes were issued pursuant to an Indenture, dated as of September 3, 2003 (Exhibit 4(b) to the Registration Statement) (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. Information concerning the Notes, the Indenture and related matters is set forth in the Registration Statement, including the Company’s Prospectus and Prospectus Supplement, which Prospectus Supplement was filed with the Securities and Exchange Commission on December 2, 2010.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company, conditions to closing, termination provisions and other terms and conditions customary in agreements of this type. The Underwriting Agreement also contains customary indemnification and contribution rights and obligations of the Company and the Underwriters.
The 2020 Notes bear interest at the rate of 4.40% per year and will mature on December 15, 2020. Interest on the 2020 Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2011. The 2040 Notes bear interest at the rate of 6.15% per year and will mature on December 15, 2040. Interest on the 2040 Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2011. The Company may redeem the 2020 Notes and/or the 2040 Notes at any time in whole or, from time to time, in part at the “make-whole” redemption price specified in the Prospectus Supplement for the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. In addition, upon a change of control combined with a below investment grade rating event (each as defined in the Prospectus Supplement), the Company may be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. The Notes are unsecured and unsubordinated and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Notes will be effectively subordinated to the claims of creditors of the Company’s subsidiaries, including trade creditors, and to any future claims of secured lenders to the Company with respect to assets securing such lenders’ loans to the Company.

From time to time, certain of the Underwriters and their affiliates have provided, and may provide, various financial advisory, investment banking, commercial banking or other services to the Company for which they have received, and will continue to receive, customary fees. In particular, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, acted as syndication agent under the Company’s senior unsecured $750 million revolving credit facility entered into on September 10, 2008, and is also a lender under the $750 million revolving credit facility and under the Company’s senior unsecured $300 million 364-day revolving credit facility entered into on September 29, 2010. SunTrust Robinson Humphrey, Inc. acted as lead arranger and book manager and is also a lender under the $750 million revolving credit facility and the $300 million 364-day revolving credit facility. Affiliates of J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. are lenders under the $750 million revolving credit facility and the $300 million 364-day revolving credit facility. Morgan Stanley & Co. Incorporated acted as the Company’s financial advisor in connection with the Company’s acquisition of CapRock, the Company’s acquisition of substantially all of the assets of the Tyco Electronics wireless systems business and the Company’s spin-off of Harris Stratex Networks, Inc. In addition, several of the Underwriters and their affiliated or associated persons are dealers in the Company’s commercial paper program or may otherwise receive a portion of the proceeds from the sale of the Notes in repayment of a portion of the outstanding indebtedness under the Company’s commercial paper program.
The foregoing description of the Underwriting Agreement, the 2020 Notes and the 2040 Notes is qualified in its entirety by the full text of the Underwriting Agreement, the form of the 2020 Notes and the form of the 2040 Notes, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein and into the Registration Statement.
In connection with the issuance of the Notes, Holland & Knight LLP, counsel to the Company, delivered an opinion to the Company, dated December 3, 2010, regarding the legality of the Notes upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

1.1
Underwriting Agreement dated as of November 30, 2010 among Harris Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, on behalf of themselves and the several underwriters named therein.

4.1	Form of Harris Corporation’s 4.40% Notes due 2020.

4.2	Form of Harris Corporation’s 6.15% Notes due 2040.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: December 3, 2010		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.
Under Regulation
S-K, Item 601	Description

1.1
Underwriting Agreement dated as of November 30, 2010 among Harris Corporation and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, on behalf of themselves and the several underwriters named therein.

4.1	Form of Harris Corporation’s 4.40% Notes due 2020.

4.2	Form of Harris Corporation’s 6.15% Notes due 2040.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).